As filed with the U.S. Securities and Exchange Commission on December 15, 2023.

Registration No. 333-274214

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4

to

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Haoxi Health Technology Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	7311	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 801, Tower C, Floor 8, Building 103, Huizhongli, Chaoyang District

Beijing, China

+86-10-13311587976

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Ying Li, Esq. Joan Wu, Esq. Lisa Forcht, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 212-530-2206	Elizabeth F. Chen, Esq. Pryor Cashman LLP 7 Times Square New York, NY 10036 (212) 326-0199

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

Haoxi Health Technology Limited is filing this Amendment No. 4 (this “Amendment No. 4”) to the Registration Statement on Form F-1 (Registration No. 333-274214), originally filed on August 25, 2023 (the “Registration Statement”), as an exhibit-only filing solely to file an updated consent of Wei, Wei & Co., LLP as Exhibit 23.1, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. Accordingly, this Amendment No. 4 consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement, and the exhibit being filed, and is not intended to amend or delete any part of the Registration Statement except as specifically noted herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Our articles of association provide that we will indemnify every director, secretary, assistant secretary, or other officer for the time being and from time to time of our Company (but not including our auditors) and the personal representatives of the same and from: (a) all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by such person, other than by reason of such person’s own dishonesty, willful default, or fraud, in or about the conduct of our business or affairs or in the execution or discharge of that person’s duties, powers, authorities, or discretions; and (b) without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by such person in defending (whether successfully or otherwise) any civil proceedings concerning us or our affairs in any court, whether in the Cayman Islands or elsewhere.

Pursuant to indemnification agreements, the form of which has been filed as Exhibit 10.2 to this registration statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The Underwriting Agreement, the form of which has been filed as Exhibit 1.1 to this registration statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

On August 5, 2022, we issued 7,730,000 Class A Shares to Lei Xu, Hongli Wu, Tao Zhao, and Wenpu Sun for $773 and 17,270,000 Class B Share to Zhen Fan for $1,727. On May 8, 2023, the register of members of the Company was updated to reflect that the 7,730,000 Class A Shares issued and outstanding are Class A Ordinary Shares and the 17,270,000 Class B Shares issued and outstanding are Class B Ordinary Shares.

On November 28, 2022, we issued another 4,480,000 Class A Shares to Hongli Wu for $2,000,000. On May 8, 2023, the register of members of the Company was updated to reflect that the additional 4,480,000 Class A Shares issued to Hongli Wu are Class A Ordinary Shares.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-5 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, China, on December 15, 2023.

Haoxi Health Technology Limited

By:	/s/ Zhen Fan
Zhen Fan
Chief Executive Officer, Director, and Chairman of the Board of Directors
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Zhen Fan	Chief Executive Officer, Director, and	December 15, 2023
Name: Zhen Fan	Chairman of the Board of Directors
(Principal Executive Officer)

/s/ Bo Lyu	Chief Financial Officer	December 15, 2023
Name: Bo Lyu	(Principal Accounting and Financial Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of Haoxi Health Technology Limited, has signed this registration statement or amendment thereto in New York, NY on December 15, 2023.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.

EXHIBIT INDEX

Description
1.1*	Form of Underwriting Agreement

3.1*	Amended and Restated Memorandum of Association

3.2*	Third Amended and Restated Articles of Association

4.1*	Specimen Certificate for Class A Ordinary Shares

5.1*	Opinion of Ogier regarding the validity of the Class A Ordinary Shares being registered

8.1*	Opinion of Sino Pro Law Firm regarding certain PRC tax matters (included in Exhibit 99.6)

8.2*	Form of opinion of Ogier regarding certain Cayman Islands tax matters (included in Exhibit 5.1)

10.1*	Form of Employment Agreement by and between executive officers and the Registrant

10.2*	Form of Indemnification Agreement with the Registrant’s directors and officers

10.4*#	English Translation of Agent Data Promotion Business Cooperation Agreement dated June 16, 2022 and renewed on January 1, 2023 by and between the operating entity and Henan Ocean Engine Information Technology Co., Ltd.

10.5*#	English Translation of Lease Contract dated June 17, 2021 by and among the operating entity, Xiuyun Zhang, and Niang Wang and the renewed lease ending March 31, 2024 by and among the operating entity, Xiuyun Zhang, and Yonggang Zhang

10.6*#	English Translation of Lease Contract dated August 8, 2022 by and between the operating entity and Xiaohui Mu

10.7*#	English Translation of Working Fund Loan Contract with Bank of China dated June 8, 2022 by and between the operating entity and Bank of China Beijing Business District Branch

10.8*	Share Purchase Agreement dated November 25, 2022 by and between the Company and Hongli Wu

10.9*#	English Translation of Advertising Service Framework Agreement dated January 21, 2021 and renewed on April 7, 2022 by and between the operating entity and Shanghai Mengju Information Technology Co. Ltd.

10.10*#	English Translation of Media Platform Information Publication Framework Contract dated April 2, 2021 by and between the operating entity and Jiangxi Aoxing Media Co. Ltd. and the renewed contract effective until December 31, 2022

10.11*#	English Translation of Framework Contract for Marketing and Information Technology Services dated January 1, 2022 by and between the operating entity and Shenzhen Donson Information Technology Co. Ltd.

10.12*#	English Translation of Cooperating Agreement dated June 25, 2021 by and between the operating entity and Hunan Shunkai Culture Media Co. Ltd.

10.13*#	English Translation of Media Platform Information Publication Framework Contract dated April 21, 2022 by and between the operating entity and Jiangxi Juguang Internet Technology Co. Ltd.

10.14*#	English Translation of Advertising Framework Contract dated April 1, 2020 by and between the operating entity and Hunan Shunkai Culture Media Co., Ltd.

10.15*#	English Translation of Information Service Framework Contract dated July 24, 2020 by and between the operating entity and Hunan Shunkai Culture Media Co., Ltd.

10.16*#	English Translation of Cooperating Agreement dated November 25, 2020 by and between the operating entity and Hunan Shunkai Culture Media Co. Ltd.

10.17*#	English Translation of Framework Contract for Marketing and Information Technology Services dated January 14, 2021 by and between the operating entity and Shenzhen Donson Information Technology Co. Ltd.

10.18*#	English Translation of Advertising Service Framework Agreement dated January 21, 2021 by and between the operating entity and Shanghai Mengju Information Technology Co. Ltd.

10.19*#	English Translation of Service Provider Cooperation Agreement dated January 1, 2020 by and between the operating entity and Beijing Tencent Culture and Media Co. Ltd.

10.20*#	English Translation of Information Technology Service Framework Contract dated October 8, 2021 by and between the operating entity and Beijing Hangtian Kadi Technology Development Institute and the renewed contract effective on January 1, 2023

10.21*#	English Translation of Ocean Engine Marketing Service Contract dated March 22, 2021 and renewed on March 22, 2022 by and between the operating entity and Zhengzhou Second Hospital of Chinese Medicine

10.22*#	English Translation of Ocean Engine Marketing Service Contract dated November 22, 2021 by and between the operating entity and Beijing Chongwenmen Hospital of Traditional Chinese Medicine (General Partnership)

10.23*#	English Translation of Information Technology Service Framework Contract dated January 13, 2022 by and between the operating entity and Chongqing Kunfang Digital Technology Co. Ltd.

10.24*#	English Translation of Ocean Engine Marketing Service Contract dated June 16, 2021 by and between the operating entity and Beijing Zhongnuo No.2 Stomatological Hospital Co., Ltd.

10.25*#	English Translation of Toutiao Marketing Promotion Service Contract dated November 5, 2020 by and between the operating entity and Beijing Hangtian Kadi Technology Development Institute

10.26*#	English Translation of Information Service Agreement dated March 1, 2021 by and between the operating entity and Ningbo Yuedong Medical Technology Co. Ltd.

10.27*#	English Translation of Ocean Engine Marketing Service Contract dated September 12, 2020 by and between the operating entity and Beijing Guangxinkang Cosmetology Co. Ltd.

10.28*#	English Translation of Marketing Promotion Service Contract dated July 1, 2020 by and between the operating entity and Chongqing Zanniu E-Commerce Co. Ltd.

10.29*#	English Translation of Cooperating Agreement dated July 1, 2022 by and between the operating entity and Hunan Shunkai Culture Media Co. Ltd.

10.30*#	English Translation of Ocean Engine Marketing Service Contract dated July 29, 2022 and July 29, 2023 by and between the operating entity and Jinan Modern Dermatology Hospital

10.31*#	English Translation of Mercedes-Benz Car Purchase Contract effective on February 8, 2023 by and between the operating entity and Beijing Penglong Xinghui Automobile Sales and Service Co., LTD

10.32*#	English Translation of Auto Loan Mortgage Contract dated February 7, 2023 by and between the operating entity, Mercedes-Benz Auto Finance Company Limited, and Lei Xu

10.33*#	English Translation of Working Capital Loan Contract dated June 16, 2023 by and between the operating entity and Bank of China, Beijing Business District Sub-branch

10.34*#	English Translation of two Small and Micro Fast Loan Contracts dated January 5, 2023 and January 24, 2023, respectively, by and between the operating entity and China Construction Bank Co., Ltd., Beijing Huamao Branch

21.1*	Subsidiaries

23.1**	Consent of Wei, Wei & Co., LLP

23.2*	Consent of Ogier (included in Exhibit 5.1)

23.3*	Consent of Sino Pro Law Firm (included in Exhibit 99.6)

24.1*	Powers of Attorney (included on signature page)

99.1*#	Code of Business Conduct and Ethics of the Registrant

99.2*	Consent of Lei Xu

99.3*	Consent of Jia Liu

99.4*	Consent of Changmao Su

99.5*	Consent of Jianbing Zhang

99.6*	Opinion of Sino Pro Law Firm, People’s Republic of China counsel to the Registrant, regarding certain PRC law matters

107*	Filing Fee Table

*	Previously filed

**	Filed herewith

#	Portions of this exhibit have been omitted in accordance with Item 601 of Regulation S-K.